Exhibit 99

News Release
                                                    ExxonMobil

                                                    Exxon Mobil Corporation
                                                    5959 Las Colinas Boulevard
                                                    Irving, TX 75039-2298
                                                    972 444 1107 Telephone
                                                    972 444 1138 Facsimile


FOR IMMEDIATE RELEASE
THURSDAY, JANUARY 30, 2003


                  EXXON MOBIL CORPORATION ANNOUNCES ESTIMATED
                  ___________________________________________
                        FOURTH QUARTER AND 2002 RESULTS
                        _______________________________

                                          Fourth Quarter       Twelve Months
                                          ______________       ______________
                                          2002      2001       2002      2001
                                          ____      ____       ____      ____
Net Income
__________
   $ Millions                            4,090     2,680     11,460    15,320
   $ Per Common Share
     Assuming Dilution                    0.60      0.39       1.68      2.21

Earnings Excluding Merger Effects,
__________________________________
Discontinued Operations and Other
_________________________________
Special Items
_____________
   $ Millions                            3,790     2,869     11,501    15,528
   $ Per Common Share
     Assuming Dilution                    0.56      0.42       1.69      2.25

Revenue - $ Millions                    56,211    47,744    204,506   212,785

Capital & Exploration
Expenditures - $ Millions                4,025     3,863     13,955    12,311

     IRVING, TX, January 30 -- Exxon Mobil Corporation today reported fourth quarter results. Net income was $4,090 million ($0.60 per share), an increase of $1,410 million (53%) from the fourth quarter of 2001 and an increase of

$1,450 million (55%) from the third quarter of 2002. Excluding merger effects,

discontinued operations and other special items, fourth quarter 2002 earnings were $3,790 million ($0.56 per share), an increase of $921 million from the fourth quarter of 2001, and an increase of $861 million from the third quarter of 2002.

     Revenue for the fourth quarter of 2002 totaled $56,211 million compared with $47,744 million in 2001. Capital and exploration expenditures of

$4,025 million in the fourth quarter of 2002 were up $162 million compared with last year and were 13% higher than in this year's third quarter.


     ExxonMobil's Chairman Lee R. Raymond commented as follows:


     "ExxonMobil's fourth quarter 2002 net income of $4,090 million was up

$1,450 million or 55% from third quarter 2002 and represents the corporation's highest net income since the second quarter of 2001. Earnings excluding merger effects, discontinued operations and other special items were up $861 million at $3,790 million and continued the upward trend in results for each quarter in

2002.


     "Upstream earnings improved $510 million from the third quarter,

reflecting higher natural gas prices and seasonally higher volumes.


     "Downstream earnings increased $696 million primarily due to improvements in worldwide refining and marketing margins from a weak third quarter. Earnings also benefited from a reduction in inventories.


     "Chemicals earnings fell by $277 million compared with the third quarter due to weaker worldwide margins.


     "Corporate and financing expenses of $109 million increased $68 million mainly due to the absence of favorable foreign exchange impacts.


     "Fourth quarter net income included after-tax merger expenses of

$100 million and discontinued operations earnings of $400 million reflecting the gain on the sale of

Chilean copper operations. Net income in the fourth quarter 2001 included after-tax merger expenses of $200 million and discontinued operations earnings of $11 million.


     "Compared with last year's fourth quarter, ExxonMobil's fourth quarter

2002 net income of $4,090 million was up $1,410 million. Earnings excluding merger effects, discontinued operations and other special items were

$3,790 million, up $921 million.


     "Upstream earnings were $3,002 million, an increase of $1,267 million from fourth quarter 2001 results. These upstream results reflect higher realizations on sales of crude oil and natural gas. On an oil-equivalent basis, production increased 1% excluding the effect of OPEC quota restrictions. Liquids production, excluding the impact of OPEC quota restrictions, was flat as new production in Canada, Angola and Equatorial Guinea was offset by natural field decline. Natural gas volumes were up 3%, reflecting higher European demand and the return to full production levels at Arun in Indonesia. Plans for long-term capacity increases remain on track as reflected by higher capital spending.


     "Downstream earnings were $821 million, down $198 million from last year's fourth quarter, reflecting weaker industry-wide conditions. Marketing margins were weaker, with improvements in the U.S. more than offset by declines elsewhere. Refining margins were also lower in most areas worldwide.


     "Chemicals earnings of $76 million were down $133 million from last year's fourth quarter. Worldwide margins were lower as a result of higher feedstock costs in the fourth quarter of 2002.

     "In the fourth quarter, ExxonMobil continued its active investment program, spending $4,025 million on capital and exploration projects, compared with $3,863 million last year, reflecting continued growth in upstream spending.


     "During the quarter, the corporation acquired 34 million shares at a gross cost of $1,181 million to offset the dilution associated with benefit plans and to reduce common stock outstanding.


     "ExxonMobil's full year 2002 net income of $11,460 million decreased

$3,860 million from 2001 reflecting lower natural gas realizations and the poor market conditions in the downstream.


     "Capital and exploration expenditures of $13,955 million in 2002 were up

$1,644 million, or 13%, compared with $12,311 million last year. Upstream capital spending was 18% higher, consistent with long term investment plans to sustain base capacity and expand profitable production.


     "Operating expenses for 2002 declined $300 million versus 2001. The decline was related to lower energy prices and additional efficiencies captured in all business lines. In 2002, these cost efficiencies exceeded one billion dollars and have cumulatively reached five billion dollars compared with pre-merger operations.


     "Cash flow from operations and asset sales for 2002 was $24 billion, equal to last year's level mainly due to increased asset sales. Cash flows were large enough to exceed requirements to fund the corporation's growing capital expenditure program, shareholder dividends and continuing share purchases."

     Additional comments on earnings for the major operating segments follow:


     Fourth Quarter 2002 vs. Fourth Quarter 2001
     ___________________________________________


     Upstream earnings were $3,002 million, up $1,267 million from the fourth quarter 2001 reflecting higher crude oil and natural gas realizations.


     Oil-equivalent production was up 1% versus the fourth quarter of last year, excluding the impact of OPEC quota restrictions. Total actual oil-equivalent production was flat as contributions from new projects and work programs were offset by natural field declines and OPEC quota restrictions.

Liquids production of 2,497 kbd (thousands of barrels per day) decreased from

2,527 kbd in the fourth quarter of 2001. Higher production in Canada, Angola,

and Equatorial Guinea was more than offset by OPEC quota restrictions and natural field declines in mature areas. Liquids production was flat in the fourth quarter versus last year, excluding OPEC quota restrictions. Fourth quarter natural gas production increased to 11,667 mcfd (millions of cubic feet per day), compared with 11,373 mcfd last year. Higher European demand and the return to full production levels at Arun more than offset natural field decline in mature areas.


     Earnings from U.S. upstream operations were $757 million, up $339 million.

Non-U.S. upstream earnings of $2,245 million were $928 million higher than last year's fourth quarter.


     Downstream earnings of $821 million decreased $198 million from the fourth quarter of last year. Marketing margins were weaker with improvements in the

U.S. more than offset by declines elsewhere. Worldwide refining margins,

although improved against prior quarters in 2002, were on average weaker than the fourth quarter of 2001. Earnings in both quarters benefited from planned reductions in
inventory levels. Petroleum product sales were 8,017 kbd, flat with last year's fourth quarter.


     U.S. downstream earnings were $403 million, up $122 million. Non-U.S.

downstream earnings of $418 million were $320 million lower than last year's fourth quarter.


     Chemicals earnings of $76 million were down $133 million from the same quarter a year ago as weaker margins, and adverse tax impacts in Singapore,

were partially offset by higher volumes. Prime product sales of 6,709 kt

(thousands of metric tons) were up 337 kt, reflecting higher demand in key commodity businesses across most regions and supported by capacity additions in

Singapore.


     During the period, the company continued to benefit from the favorable resolution of tax related issues.


     Fourth quarter net income also included $100 million of after-tax merger expenses, including costs for rationalization of facilities and systems.

Reflecting the completion of merger-related activities, the segment for reporting merger expenses will not be used in 2003.


     During the fourth quarter of 2002, Exxon Mobil Corporation purchased

34 million shares of its common stock for the treasury at a gross cost of

$1,181 million. These purchases were to offset shares issued in conjunction with company benefit plans and programs and to reduce the number of shares outstanding. Shares outstanding were reduced from 6,729 million at the end of the third quarter of 2002 to 6,700 million at the end of the fourth quarter.

Purchases may be made in both the open market and through negotiated transactions, and may be discontinued at any time.

     Full Year 2002 vs. Full Year 2001
     _________________________________

     Net income of $11,460 million ($1.68 per share) decreased $3,860 million from 2001. Excluding merger effects, discontinued operations and other special items, earnings of $11,501 million decreased $4,027 million from 2001.


     Upstream earnings decreased primarily due to lower natural gas realizations, particularly in North America, where prices reached historical highs at the beginning of 2001. Higher crude oil realizations partly offset declines in natural gas prices.


     Oil-equivalent production was up 1% versus 2001 excluding the impact of

OPEC quota restrictions. Total actual oil-equivalent production was flat as the resumption of full production at Arun and contributions from new projects and work programs offset natural field declines and OPEC quota restrictions.

Liquids production of 2,496 kbd decreased 46 kbd from 2001. Production increases from new projects in Angola, Canada, Malaysia and Venezuela offset natural field declines in mature areas. OPEC quota restrictions increased in

2002. Excluding the effect of these restrictions, liquids production was flat with 2001. Worldwide natural gas production of 10,452 mcfd in 2002 compared with 10,279 mcfd in 2001. Improvements in Asia-Pacific volumes, mainly from the return to full production levels at the Arun field in Indonesia following last year's curtailments due to security concerns, more than offset lower weather-

related demand in Europe and natural field decline in the U.S. Weather-related demand in Europe reduced total gas volumes by about 1%.


     Earnings from U.S. upstream operations for 2002 were $2,524 million, a decrease of $1,409 million. Excluding the $215 million special charge relating to the

U.K. tax rate change reported in 2002, earnings outside the U.S. were

$7,289 million, $486 million higher than last year.


     Downstream earnings decreased substantially from 2001, reflecting significantly lower refining margins in most geographical areas, and further weakness in marketing margins. Improved refining operations and lower operating expenses provided a partial offset to the margin decline. Petroleum product sales of 7,757 kbd decreased 214 kbd from 2001, largely related to reduced refinery runs due to weak margins and lower demand for distillates and aviation fuels.


     U.S. downstream earnings were $693 million, down $1,231 million. Earnings outside the U.S. of $607 million were $1,696 million lower than last year.


     Excluding special items of $175 million recorded in 2001, chemicals earnings of $830 million for 2002 were $123 million higher than last year reflecting increased prime product sales across all regions. Record sales volumes of 26,925 kt were 4% above last year's level.


     Corporate and financing expenses increased $300 million to $442 million,

mainly reflecting higher pension expense and lower interest income. The effective tax rate in 2002 was 40%, up 1% from 2001. During 2002, the company continued to benefit from the favorable resolution of tax related issues.


     During 2002, Exxon Mobil Corporation purchased 127 million shares of its common stock for the treasury at a gross cost of $4,798 million. These purchases were to offset shares issued in conjunction with the company's benefit plans and programs and to reduce the number of shares outstanding.

     Estimates of key financial and operating data follow. Financial data,

except per share amounts, are expressed in millions of dollars.


     Consistent with previous practice, the fourth quarter press release includes both net income and earnings excluding merger expenses, discontinued

operations and other special items. Earnings that exclude the aforementioned segments are a non-GAAP financial measure and are included to help facilitate comparisons of base business performance across periods.


     In November 2002, ExxonMobil completed the successful divestment of its copper business in Chile. Earnings associated with the copper business, and the

Colombian coal operations which were sold in the first quarter of 2002, are reported as discontinued operations. Power generation activities, primarily in

Hong Kong, and remaining U.S. coal operations are now included in the upstream segment. Further details on the reporting realignment are contained in the

Form 8-K filed on December 20, 2002 which can be accessed on the ExxonMobil website.


     ExxonMobil will discuss financial and operating results and other matters on a webcast at 10 a.m. central time on January 30, 2002. To listen to the event live or in archive, go to our website at www.exxonmobil.com.


        ____________________________________________________________


Statements in this release relating to future plans, projections, events, or conditions are forward-looking statements. Actual results, including production growth and capital spending, could differ materially due to changes in market conditions affecting the oil and gas industry; political events or disturbances; changes in OPEC quotas; changes in technical or operating conditions; and other factors including those discussed under the heading "Factors Affecting Future Results" on our website and in Item 1 of ExxonMobil's 2001 Form 10-K. We assume no duty to update these statements as of any future date.

                                                                    ATTACHMENT I


                             EXXON MOBIL CORPORATION
                               FOURTH QUARTER 2002
                               ___________________
                  (millions of dollars, except per share amounts)

                                           Fourth Quarter       Twelve Months
                                           ______________       _______________
                                           2002      2001       2002       2001
                                           ____      ____       ____       ____
EARNINGS / EARNINGS PER SHARE

Total revenue                            56,211    47,744     204,506   212,785
Total cost and other deductions          50,794    43,974     186,996   188,815
Income before income taxes             $  5,417  $  3,770    $ 17,510  $ 23,970
   Income taxes                           1,727     1,101       6,499     8,967
Income from continuing operations      $  3,690  $  2,669    $ 11,011  $ 15,003
   Discontinued operations                  400        11         449       102
   Extraordinary gain                         0         0           0       215
Net income (U.S. GAAP)                 $  4,090  $  2,680    $ 11,460  $ 15,320

Net income per common share (dollars)
   Income from continuing operations       0.54      0.39        1.62      2.19
   Discontinued operations                 0.06      0.00        0.07      0.01
   Extraordinary gain                      0.00      0.00        0.00      0.03
   Net income                          $   0.60  $   0.39    $   1.69  $   2.23

Net income per common share
-  assuming dilution (dollars)
   Income from continuing operations       0.54      0.39        1.61      2.17
   Discontinued operations                 0.06      0.00        0.07      0.01
   Extraordinary gain                      0.00      0.00        0.00      0.03
   Net income                          $   0.60  $   0.39    $   1.68  $   2.21


(continued)











Note - - Prior periods amounts include reclassifications to reflect previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                             EXXON MOBIL CORPORATION
                               FOURTH QUARTER 2002
                               ___________________
                (millions of dollars, except per share amounts)

                                            Fourth Quarter       Twelve Months
                                            ______________      _______________
                                            2002      2001      2002       2001
                                            ____      ____      ____       ____

OTHER FINANCIAL DATA

   Dividends on common stock
     Total                              $  1,545  $  1,571   $  6,217  $  6,254
     Per common share                   $   0.23  $   0.23   $   0.92  $   0.91

   Millions of common shares outstanding
     At December 31                                             6,700     6,809
     Average                               6,712     6,823      6,753     6,868
     Average - assuming dilution           6,755     6,889      6,803     6,941

   Shareholders' equity at December 31                       $ 74,597  $ 73,161
   Capital employed at December 31                           $ 89,088  $ 87,985

   Income and other taxes
     Income taxes                          1,727     1,101      6,499     8,967
     Excise taxes                          5,816     6,071     22,040    21,907
     All other taxes                       9,380     9,281     35,746    35,653
         Total taxes                    $ 16,923  $ 16,453   $ 64,285  $ 66,527

   ExxonMobil's share of income taxes
   of equity companies:                 $    245  $    222   $    778  $    748














Note - - Prior periods amounts include reclassifications to reflect previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                                                                 ATTACHMENT II

                             EXXON MOBIL CORPORATION
                               FOURTH QUARTER 2002
                               FUNCTIONAL EARNINGS
                               ___________________
                              (millions of dollars)

                                            Fourth Quarter      Twelve Months
                                            ______________     _______________
                                            2002      2001      2002      2001
                                            ____      ____      ____      ____
Net Income (U.S. GAAP)
Upstream
  United States                              757       418     2,524     3,933
  Non-U.S.                                 2,245     1,317     7,074     6,803
Downstream
  United States                              403       281       693     1,924
  Non-U.S.                                   418       738       607     2,303
Chemicals
  United States                               71       128       384       398
  Non-U.S.                                     5        81       446       484
Corporate and financing                     (109)      (94)     (442)     (142)
Merger expenses                             (100)     (200)     (275)     (525)
Regulatory divestitures                        0         0         0        40
Discontinued operations                      400        11       449       102
Net income (U.S. GAAP)                  $  4,090  $  2,680  $ 11,460  $ 15,320

Merger Effects, Discontinued Operations and Other Special Items
Upstream
  Non-U.S.                                     0         0      (215)        0
Chemicals
  United States                                0         0         0       100
  Non-U.S.                                     0         0         0        75
Merger expenses                             (100)     (200)     (275)     (525)
Regulatory divestitures                        0         0         0        40
Discontinued operations                      400        11       449       102
Corporate total                         $    300  $   (189) $    (41) $   (208)

Earnings Excluding Merger Effects, Discontinued Operations
  and Other Special Items
Upstream
  United States                              757       418     2,524     3,933
  Non-U.S.                                 2,245     1,317     7,289     6,803
Downstream
  United States                              403       281       693     1,924
  Non-U.S.                                   418       738       607     2,303
Chemicals
  United States                               71       128       384       298
  Non-U.S.                                     5        81       446       409
Corporate and financing                     (109)      (94)     (442)     (142)
Corporate total                         $  3,790  $  2,869  $ 11,501  $ 15,528

Note - - Prior periods amounts include reclassifications to reflect previously announced change in segment reporting. Earnings of divested coal and copper mining businesses are reported as discontinued operations.

                                                               ATTACHMENT III


                            EXXON MOBIL CORPORATION
                              FOURTH QUARTER 2002
                              ___________________

                                            Fourth Quarter      Twelve Months
                                            ______________     _______________
                                            2002      2001      2002      2001
                                            ____      ____      ____      ____

Net production of crude oil
and natural gas liquids,
thousands of barrels daily (kbd)
   United States                             650       714        681      712
   Canada                                    375       338        349      331
   Europe                                    603       630        592      653
   Asia-Pacific                              246       252        260      247
   Africa                                    352       334        349      342
   Other Non-U.S.                            271       259        265      257
     Worldwide                             2,497     2,527      2,496    2,542

Natural gas production available for sale,
millions of cubic feet daily (mcfd)
   United States                           2,264     2,575      2,375    2,598
   Canada                                    987     1,027      1,024    1,006
   Europe                                  5,782     5,342      4,463    4,595
   Asia-Pacific                            2,015     1,899      2,019    1,547
   Other Non-U.S.                            619       530        571      533
     Worldwide                            11,667    11,373     10,452   10,279

Oil-equivalent production (koebd)*         4,442     4,423      4,238    4,255


(continued)















*  Gas converted to oil-equivalent at 6 million cubic feet = 1 thousand barrels

                            EXXON MOBIL CORPORATION
                              FOURTH QUARTER 2002
                              ___________________

                                            Fourth Quarter      Twelve Months
                                            ______________     _______________
                                            2002      2001      2002      2001
                                            ____      ____      ____      ____

Petroleum product sales (kbd)
   United States                           2,810     2,845     2,731     2,751
   Canada                                    622       603       593       585
   Europe                                  2,097     2,085     2,042     2,079
   Asia-Pacific                            1,581     1,553     1,503     1,609
   Other Non-U.S.                            907       930       888       947
     Worldwide                             8,017     8,016     7,757     7,971

   Gasolines, naphthas                     3,224     3,213     3,176     3,165
   Heating oils, kerosene, diesel          2,406     2,472     2,292     2,389
   Aviation fuels                            698       665       691       721
   Heavy fuels                               680       626       604       668
   Specialty products                      1,009     1,040       994     1,028
     Total                                 8,017     8,016     7,757     7,971

Refinery throughput (kbd)
   United States                           1,860     1,882     1,871     1,840
   Canada                                    446       439       447       449
   Europe                                  1,548     1,607     1,539     1,563
   Asia-Pacific                            1,449     1,375     1,379     1,436
   Other Non-U.S.                            282       284       245       283
     Worldwide                             5,585     5,587     5,481     5,571

Chemical product revenue
($ millions)
   United States                        $  2,247  $  1,923  $  8,713  $  8,355
   Non-U.S.                             $  3,101  $  2,537  $ 11,597  $ 10,957
     Worldwide                          $  5,348  $  4,460  $ 20,310  $ 19,312

Chemical prime product sales,
thousands of metric tons (kt)
   United States                           2,783     2,702    11,386    11,078
   Non-U.S.                                3,926     3,670    15,539    14,702
     Worldwide                             6,709     6,372    26,925    25,780

                                                                ATTACHMENT IV

                            EXXON MOBIL CORPORATION
                              FOURTH QUARTER 2002
                              ___________________
                             (millions of dollars)

                                            Fourth Quarter      Twelve Months
                                            ______________     _______________
                                            2002      2001      2002      2001
                                            ____      ____      ____      ____

Capital and Exploration Expenditures

  Upstream
    United States                            584       667     2,357     2,423
    Non-U.S.                               2,297     1,988     8,037     6,393
    Total                                  2,881     2,655    10,394     8,816
  Downstream
    United States                            324       276       980       961
    Non-U.S.                                 515       497     1,470     1,361
    Total                                    839       773     2,450     2,322
  Chemicals, administrative and
  discontinued operations
    United States                            151       212       620       558
    Non-U.S.                                 154       223       491       615
    Total                                    305       435     1,111     1,173

  Worldwide                             $  4,025  $  3,863  $ 13,955  $ 12,311

Exploration expenses charged to income
included above
  Consolidated affiliates
    United States                             57       108       220       213
    Non-U.S.                                 248       197       679       941
  Equity companies - ExxonMobil share
    Non-U.S.                                  34         3        39        11
  Worldwide                             $    339  $    308  $    938  $  1,165











Note - - Prior periods amounts include reclassifications to reflect previously announced change in segment reporting. Capital and exploration expenditures of divested coal and copper mining businesses are reported as discontinued operations.

                                                               ATTACHMENT V



                             EXXON MOBIL CORPORATION
                                   NET INCOME
                                   __________


                                         $ Millions          Per Common Share
                                         __________          ________________

1998       -   First Quarter                2,525                   0.36
           -   Second Quarter               2,262                   0.32
           -   Third Quarter                1,909                   0.28
           -   Fourth Quarter               1,378                   0.19
                   Year                   $ 8,074                $  1.15

1999       -   First Quarter                1,484                   0.21
           -   Second Quarter               1,954                   0.29
           -   Third Quarter                2,188                   0.31
           -   Fourth Quarter               2,284                   0.33
                   Year                   $ 7,910                $  1.14

2000       -   First Quarter                3,480                   0.50
           -   Second Quarter               4,530                   0.66
           -   Third Quarter                4,490                   0.63
           -   Fourth Quarter               5,220                   0.76
                   Year                   $17,720                $  2.55

2001       -   First Quarter                5,000                   0.72
           -   Second Quarter               4,460                   0.66
           -   Third Quarter                3,180                   0.46
           -   Fourth Quarter               2,680                   0.39
                   Year                   $15,320                $  2.23

2002       -   First Quarter                2,090                   0.30
           -   Second Quarter               2,640                   0.40
           -   Third Quarter                2,640                   0.39
           -   Fourth Quarter               4,090                   0.60
                   Year                   $11,460                $  1.69